Exhibit 10.3

DATED 9 MARCH 2010

TSUBI PTY LTD (IN LIQUIDATION) ACN 095
235 180

and

TSUBI (RETAIL) PTY LTD (IN LIQUIDATION) ACN 110 756 208

and

K10 PTY LIMITED ACN 140 672 797

and

PAUL ANDREW BILLINGHAM

and

SAID JAHANI

and

BLEACH PTY LIMITED ACN 095 987 214

and

WESTPAC BANKING CORPORATION
ABN 33 007 457 141

BUSINESS SALE AGREEMENT

TABLE OF CONTENTS

		Page No.

1	INTERPRETATION	2
	1.1 Special Definitions	2
	1.2 Interpretational Rules	11
	1.3 Liability	12
	1.4 Performance	12

2	BUSINESS SALE	12
	2.1 Sale and Purchase	12
	2.2 Vendor Finance	12
	2.3 Title Transfer	12
	2.4 Price Apportionment	12
	2.5 Purchase Payment	12
	2.6 Further advance of funds to cover Liquidators’ Costs	13
	2.7 Ownership and Title	14

3	REPRESENTATIONS	14
	3.1 Seller Representations	14
	3.2 Reliance	14
	3.3 No Representation or Warranty by Liquidators	14
	3.4 Performance Representations	14

4	NO LIQUIDATORS’ WARRANTIES OR LIABILITY	15
	4.1 No Representation or Warranty	15
	The Liquidators have made no representation or warranty as to the state, fitness or condition of the Business, the Business Assets, the Property or the Property Leases and the Buyer acknowledge that it has satisfied itself as to same, and the Buyer shall not make or support a Claim for compensation against the Liquidators arising from or otherwise in connection with the purchase of the Business and the Business Assets.	15
	4.2 Acknowledgement	15
	4.3 No requisitions or compensation	15

5	RISK	16
	5.1 Passing of Risk	16
	5.2 Income Benefit	16

6	BUSINESS NAME	16
	6.1 Business names	16

7	EMPLOYEES	16
	7.1 Termination of Employment	16
	7.2 Offers of employment	17
	7.3 Seller’s Assistance	17
	7.4 Terminating Employees	17
	7.5 Transferring Employees	17
	7.6 Superannuation Acknowledgement	18

8	CONTRACTS AND STOCK	18
	8.1 Contracts	18
	8.2 The Buyer is Entitled to Sell Stocks	20

9	COMPLETION	20
	9.1 Completion Date	20
	9.2 Seller Action	20

	9.3 Buyer Action	21
	9.4 Completion Documents	21
	9.5 Services, Property Leases and Equipment Leases	22

10	POST-COMPLETION MATTERS	22
	10.1 Surry Hills Premises	22
	10.2 Seller Book Debts	22
	10.3 Confidentiality Protection	22
	10.4 Releases	23
	10.5 Termination by Westpac and enforcement of Westpac’s rights	25
	10.6 Termination by the Seller	26
	10.7 Failure to pay the Purchase Price to the Seller	26
	10.8 Ongoing Covenants	27

11	REPORTING	27
	11.1 The Buyer shall provide to the Liquidators the Reporting Information on a quarterly basis or within seven days of receipt by the Buyer of a written request from the Liquidators for the provision of the Reporting Information.	27
	11.2 Notwithstanding the provisions of clause 11.1 above the Buyer shall not be obliged to provide the Reporting Information to the Liquidators unless requested to do so by the Liquidators in writing.	28
	11.3 The Buyer shall provide to Westpac and the Liquidators the Quarterly Accounts within 1 month of the end of the relevant financial quarter.	28

12	GST	28
	12.1 Goods and Services Tax	28
	12.2 Sale of a Going Concern	28
	12.3 Taxable supply	28

13	COSTS	29

14	DUTIES	29
	14.1 Payment	29

15	ASSIGNMENT	30

16	NOTICES	30
	16.1 Form	30
	16.2 Service Method	30
	16.3 Receipt	30
	16.4 Service Details	30

17	GOVERNING LAW AND JURISDICTION	31
	17.1 Governing Law	31
	17.2 Jurisdiction	31
	17.3 Submission	31

18	GENERAL PROVISION	31
	18.1 Amendments	31
	18.2 Third Parties	31
	18.3 Pre-Contractual Negotiation	31
	18.4 Further Assurance	32
	18.5 Continuing Performance	32
	18.6 Waivers	32
	18.7 Remedies	32
	18.8 Severability	32
	18.9 No Set Off	32
	18.10 Counterparts	33
	18.11 Consideration	33

BUSINESS SALE AGREEMENT

AGREEMENT dated  9  March  2010

PARTIES

TSUBI PTY LTD (IN LIQUIDATION) ACN 095 235 180 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales (“Tsubi”)

AND

TSUBI (RETAIL) PTY LTD (IN LIQUIDATION) ACN 110 756 208 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales (“Tsubi Retail”) (Each of Tsubi and Tsubi Retail are hereinafter referred to jointly as the “Seller” and jointly and severally the “Sellers”)

AND

K10 PTY LIMITED ACN 140 672 797 of Suite 301, Level 3, 302-318 Kingsway, Caringbah in the State of New South Wales (“Buyer”)

AND

PAUL ANDREW BILLINGHAM AND SAID JAHANI in their capacity as the joint and several liquidators of the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake (as defined in this Agreement) of Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales (“Liquidators”)

AND

WESTPAC BANKING CORPORATION ABN 33 007 457 141 of Level 20, 275 Kent Street, Sydney in the State of New South Wales (“Westpac”)

AND

BLEACH PTY LIMITED ACN 095 987 214 of Suite 201, Level 3, 302-318 Kingway, Caringbah in the State of New South Wales (“Bleach”)

RECITALS

A.                                                            The Sellers have carried on the Business and are the owner and/or lessee of the Business Assets.

B.                                                            On 11 January 2010 the Liquidators were appointed the voluntary administrators of the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake. On 16 February 2010, the Liquidators were appointed the joint and several liquidators of the companies.

C.                                                            The Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake are indebted to Westpac pursuant to the Westpac Facility and have granted the Westpac Security to Westpac as security for their obligations to Westpac under the Westpac Facility.

D.                                                            Westpac enters into this Agreement to provide its consent to the release of the Business Assets from the Westpac Security on the terms and conditions of this Agreement and for the purpose of obtaining the New Westpac Charge and the New Westpac Guarantee from the Buyer.

E.                                                             With the consent of the Liquidators, the Sellers wish to sell and the Buyer wishes to purchase the Business Assets upon and subject to the terms of this Agreement.

F.                                                              Bleach will supply product to the Buyer from the Completion Date and various administrative services in accordance with the terms of the New SSA and enters into this Agreement solely for the purpose of giving and receiving the releases described in clause 10 of this Agreement.

THE PARTIES AGREE:

1                                                                 INTERPRETATION

1.1                                                       Special Definitions

Meanings shall apply to capitalised terms used in this Agreement as specified in this provision, unless the context otherwise requires:

“Agents and Employees” means, in relation to a person, its agents, attorneys, contractors, employees, officers and servants or any combination of those persons, as the case may be;

“Appointment Date” means 11 January 2010;

“Armadale Premises” means the premises at volume 06999 folio 772 and known as 1021 High Street, Armadale in the State of Victoria;

“ATO” means the Australian Taxation Office;

“Bank Bill Swap Yield Rate” means on any day the rate per centum per annum determined by Westpac which is equal to the average “bid rate” quoted on the page entitled “BBSY” of the Reuters Monitor System at or about 10 am (Sydney time) on that day for bank accepted bills which have a tenor of 30 days plus a Westpac product margin of 0.5%;

“Bond Amount” means the full amount of the cash bond held to secure the Property Leases;

“Bondi Premises” means the premises at B/314901 being the premises known as 82 Gould Street, Bondi Beach in the State of New South Wales;

“Business” means the business of the sale and marketing of “Tsubi” branded products to wholesale and retail customers, including but not limited to, the business conducted from the Tsubi Retail Premises;

“Business Assets” means the:

(a)                                 Plant and Equipment;

(b)                                 Business Name;

(c)                                  Business Records;

(d)                                 Equipment; and

(e)                                  Business Licence;

(f)                                   Intellectual Property;

(g)                                  Property Leases;

(h)                                 any other right, title or interest in anything owned by the Sellers which forms part of the Business,

but excluding the Excluded Assets;

“Business Day” for the purposes of any agreement, means any day on which trading banks generally are open for business in the place of receipt of any written notice, payment of any moneys or performance of any liability by any party contemplated or required under that agreement, excluding a Saturday, Sunday or public holiday in that place;

“Business Licence” means any consent by any Governmental Agency relating to the performance of any agreement or action connected with the Business and includes any licences which may be specified in Schedule 2;

“Business Name” means each registered or other business name specified in Schedule 2;

“Business Records” means all business records of the Seller whether held electronically or otherwise connected with the Business kept by or on behalf of the Seller at any time prior to, and held by the Seller at the Completion Date, and includes:

(a)                                 all records and files;

(b)                                 promotional and sales literature and other advertising material and catalogues;

(c)                                  supplier and customer lists;

(d)                                 wages and other employment benefit and payroll and personnel records of the Transferring Employees;

(e)                                  all service contracts, service manuals and associated service documents; and

(g)                                  stationery,

but excludes any records relating to the legal structure or taxation or financial affairs of the Seller or any associates of the Seller or other assets and liabilities of the Seller or any of its associates not connected with the Business;

“Claim” includes any claim, demand, right, request, requisition, requirement, direction, action, application, proceeding, allegation or legal action, whether actual, commenced, anticipated, threatened or potential;

“Completion Calculation Time” means the close of business on the last day that the Business is open for business prior to the Completion Date or any other date and time agreed at any time between the Seller and the Buyer;

“Completion Date” means the date of this Agreement;

“Confidential Information” means information which at any time is in the knowledge, possession or control of the Seller relating to the Business including information relating to:

(a)                                 any relationship or arrangement with any agent;

(b)                                 inventions, discoveries, trade secrets, knowhow, technology, techniques, processes, information, formulae, ideas or concepts, whether or not reduced to material form, drawings, designs, plans, models, and scientific, technical and product information;

(c)                                  source and object codes;

(d)                                 business and marketing plans and projections;

(e)                                  customer information, customer lists and customer information proprietary to customers;

(f)                                   agreements and arrangements with third parties, whether legally enforceable or otherwise; and

(g)                                  computer software;

“Contracts” means any of the Business Assets comprising the:

(a)                                 Property Leases;

(b)                                 Key Contracts;

(c)                                  Equipment Leases; and

(d)                                 Business Licences;

“Corporations Act” means the Corporations Act 2001 (Cth) and any subsequent amendments to that Act;

“Deed of Priority” means the deed of priority to be entered into by Westpac, the Seller and the Buyer on the Completion Date which will regulate the priorities between the New Westpac Charge and the Vendor Charge;

“Default Rate” means the interest rate to be paid by the Buyer under clause 10.6 of this Agreement calculated on a per annum basis at 7.25% above the Bank Bill Swap Yield Rate;

“Employee” means any employee engaged by the Seller in connection with the Business;

“Equipment” means the equipment currently leased by the Sellers from Westpac which is used by the Sellers in the conduct of the Business, unencumbered title to which will be transferred by the Sellers to the Buyer on the Completion Date and which is identified in Schedule 1;

“Equipment Leases” means the equipment leases identified in paragraph 55 of Schedule 1;

“Excluded Asset” means any:

(a)                                 Excluded Records;

(b)                                 any Business Assets excluded from the Business Assets under any provision of this Agreement;

(c)                                  cash;

(d)                                 Goodwill;

(e)                                  Stocks; and

(f)                                   Seller Book Debts;

“Excluded Record” means any Business Records which the Seller is compelled by law to retain in its possession;

“Excluded Stocks” means any item of inventory connected with the Business and held by the Seller at the Completion Calculation Time which was supplied to the Seller by Bleach prior to the Completion Date and which is subject to a retention of title in favour of Bleach including raw materials, packaging materials, work in progress and finished stock;

“Goodwill” means:

(a)                                 the goodwill relating to the Business; and

(b)                                 the exclusive right of the Buyer upon and following the Completion Date to represent itself as the successor to the Seller;

“Governmental Agency” means the Crown, any government, any governmental ministry or department, or any Crown, governmental, semi-governmental, statutory, parliamentary, administrative, fiscal, public, municipal, local, judicial or regulatory entity, agency, instrumentality, utility, authority, court, commission, body or tribunal;

“GST” means the same as GST means in the GST Law;

“GST Law” means A New Tax System (Goods and Services Tax) Act, 1999 (Cth) (GST Act) and associated regulations;

“Holdings” means Ksubi Holdings Pty Limited (In Liquidation) ACN 123 380 987 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales;

“Intellectual Property” means any intellectual property owned by the Sellers and used in or connected with the Business, including:

(a)                                 intellectual property specified in Schedule 2; and

(b)                                 any right to protect the reputation of any product or service supplied under any Business Name or that product or service from being passed off by any third party;

(c)                                  any patent, trademark, service mark or design;

(d)                                 any copyright;

(e)                                  any utility model, eligible layout right or plant variety right;

(f)                                   any business, trade or commercial name or designation, brand name, logo, symbol, source indication or origin appellation;

(g)                                  any Confidential Information;

(h)                                 any other industrial, commercial, agricultural or extractive right derived from intellectual knowledge or activity of any industrial, scientific, literary or artistic nature or description, whether relating to any manufactured or natural product or otherwise;

(i)                                     any legal action relating to any previous item;

(j)                                    any licence or other right to use or grant the user, or to become the registered proprietor or user of, any previous item; and

(k)                                 any document of title, letters patent, deed of grant or other document or agreement relating to any previous item,

whether registered or unregistered or recorded or unrecorded, stored or incorporated in any medium of any nature or description;

“Key Contracts” means the contracts specified in paragraph 6 of Schedule 1;

“Ksubi” means Ksubi Pty Limited (In Liquidation) ACN 123 380 950 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales;

“Ksubi Eye” means Ksubi Eye Australia Pty Ltd (In Liquidation) ACN 121 116 069 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales;

“Licence” means the licence agreement between Tsubi and the Buyer dated on or about 24 December 2009;

“Liquidators’ Costs” mean all fees, costs and expenses incurred by the Liquidators in running the business of the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake during the voluntary administration and liquidation period until the Completion Date, including but not limited to any trading losses incurred in running those businesses, employee payments and other priority payments.

“Margin Share” has the same meaning as in the New SSA and is calculated in accordance with Schedule 5;

“Monetary Obligation” means an obligation owed to Westpac by the Buyer to pay to Westpac the Purchase Price and Westpac Interest pursuant to clause 2 and Schedule 1 of this Agreement.

“Memorandum of Understanding” means the memorandum of understanding to be executed on or around the date of this Agreement between Tsubi, Paul Andrew Billingham and Said Jahani in their capacity as Liquidators of Tsubi, and Bleach;

“New SSA” means the strategic supply arrangement to be entered into by the Buyer with Bleach from the Completion Date in relation to the supply of product by Bleach to customers and the provision of various administrative services by Bleach to the Buyer;

“New Westpac Charge” means the fixed and floating charge to be granted by the Buyer in favour of Westpac on the Completion Date in respect of the obligations of the Buyer under the New Westpac Guarantee;

“New Westpac Guarantee” means the guarantee to be granted by the Buyer to Westpac on the Completion Date in respect of the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake’s indebtedness to Westpac;

“Non-Monetary Obligation” means an obligation owed to Westpac by the Buyer pursuant to this Agreement which is not a Monetary Obligation.

“Paddington Premises” means the premises at 16 Glenmore Road, Paddington in the State of New South Wales;

“Plant and Equipment” means all plant and equipment, machinery, tools, office furniture, machines and equipment, appliances, fittings and the like and spare parts and maintenance materials in relation to them owned by the Sellers as at the Completion Date and used in or relating the Business including the Equipment and the items set out in Schedule 2;

“Property” means jointly and severally each of the Armadale Premises, the Bondi Premises and the Paddington Premises;

“Property Lease” means each lease between Tsubi Retail and the registered proprietor of the relevant Property;

“Purchase Price” is the amount specified in Schedule 1;

“Quarterly Accounts” means the management accounts which:

(a)                                 shall be prepared by the Buyer’s management on a quarterly basis;

(b)                                 include a comparison between the actual performance of the Buyer and the Buyer’s budget; and

(c)                                  shall be provided by the Buyer to the Sellers pursuant to clause 11.3;

“Related Company” includes a body corporate and a trust and in relation to:

(a)                                 a body corporate, means a related body corporate within the meaning of Division 6 of Part 1.2 of the Corporations Act; and

(b)                                 a trust, means a trust that would be a related body corporate within that meaning assuming that the trust were a body corporate and that a Subsidiary meant a Subsidiary for the purposes of that meaning;

“Reporting Information” means the profit and loss sheets, balance sheets, sales records and other revenue records of the Buyer which are associated with the conduct of the Business by the Buyer;

“Restricted Name” means “Tsubi” or “Ksubi” or any name or words resembling, similar to or likely to be mistaken for or confused with that name;

“Sale Warranty” means each warranty made by the Seller to the Buyer as set out in Schedule 3;

“Secret Handshake” means Secret Handshake Pty Ltd (In Liquidation) ACN 114 599 165 c/- Grant Thornton, Level 17, 383 Kent Street, Sydney in the State of New South Wales;

“Security Interest” includes:

(a)                                 any mortgage, charge, guarantee, indemnity, pledge, lien, trust or power created or conferred in relation to any asset;

(b)                                 any title retention interest or other proprietary title or legal interest retained or reserved in any asset;

(c)                                  any consignment trust agreement;

(d)                                 any sale and lease-back agreement;

(e)                                  any agreement for the provision of any form of security;

(f)                                   any other right conferred on, or agreement with, any creditor to be paid in priority or preference to other creditors by recourse to any asset or its proceeds;

(g)                                  any acknowledgment or confirmation of any liability; or

(h)                                 any agreement or document created to achieve or effect any of the foregoing,

by way of security for the payment or performance of any liability;

“Seller Book Debt” means any book and other debt due and/or payable to the Sellers from or by any person in the course of, or resulting or derived from, any business activity connected with the Business prior to the Completion Date;

“Sellers’ Solicitors” means Blake Dawson of Level 36, Grosvenor Place, 225 George Street, Sydney in the State of New South Wales;

“Services” means telephone, facsimile services and mobile telephone services;

“Side Letter” means the side letter between the Seller and Bleach executed on or around the date of this Agreement relating to the sale of the Stocks by Bleach;

“Stocks” means, each and every item of inventory connected with the Business and held by the Sellers at the Completion Calculation Time which is good and saleable including raw materials, packing materials and work in progress and finished stock but does not include the Excluded Stocks;

“Subsidiary” in relation to:

(a)                                 a body corporate, means a Subsidiary within the meaning of Division 6 of Part 1.2 of the Corporations Act;

(b)                                 a trust, means a trust that would be a Subsidiary within that meaning if it were a company equating for this purpose:

(i)                                     shares with the beneficial interests or units held in the trust; and

(ii)                                  the board of directors with the trustee; and

(c)                                  a body corporate or subtrust owned or held as an asset of a trust, means a Subsidiary within any previous meaning which would be applicable if the trust were a body corporate;

“Superannuation Commitments” means:

(a)                                 any legal liability (whether arising under an industrial award, enterprise bargaining agreement or otherwise) or voluntary commitment to make superannuation contributions in respect of an Employee; or

(b)                                 any contribution amount required to avoid a superannuation guarantee charge under the Superannuation Guarantee (Administration) Act 1992 (Cth) or the Superannuation Guarantee Charge Act 1992 (Cth) for any contribution period under either Act in respect of an Employee.

“Surry Hills Premises” means the premises located in 1/225393 and known as Suite 1, Ground Floor, 61 Marlborough Street, Surry Hills in the State of New South Wales;

“Terminating Employee” means an Employee who is not a Transferring Employee;

“Transferring Employee” means any Employee who accepts an offer for employment by the Buyer in accordance with this Agreement;

“Tsubi Retail Premises” means the Bondi Premises, the Armadale Premises and the Paddington Premises;

“Vendor Charge” means the Charge to be granted by the Buyer to the Sellers on the Completion Date over the assets of the Buyer, as security for the Vendor Finance;

“Vendor Finance” means the finance to be provided by the Sellers to enable the Buyer to purchase the Business;

“Westpac Account” means bank account number 032-023 269711 in the name of Ksubi held with Westpac;

“Westpac Costs” means all costs incurred by and payable to Westpac by the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake under the Westpac Facility and the Westpac Security, including but not limited to:

(a)                                 legal costs;

(b)                                 stamp duty, filing fees and registration fees; and

(d)                                 any costs incurred in the negotiation, preparation, execution, amendment or performance of any obligations under this Agreement, or any agreement or document executed or effected under this Agreement;

“Westpac Debt” means the debt owing to Westpac by the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake as at the Completion Date of $4,467,386.02 plus Westpac Costs and any advances made by Westpac as contemplated under clause 2.6 of this Agreement but not exceeding in any circumstance the sum of $5,000,000.00;

“Westpac Facility” means any financing arrangements provided by Westpac to the Sellers, Holdings, Ksubi, Ksubi Eye and/or Secret Handshake under a Westpac Facility Agreement and the terms and conditions which govern each of those facilities;

“Westpac Facility Agreement” means any agreement or arrangement in connection with the provision of financial accommodation by Westpac to the Sellers, Holdings, Ksubi, Ksubi Eye and/or Secret Handshake;

“Westpac Interest” means the interest to be paid to Westpac on the Westpac Debt, which is to be calculated on a per annum basis at 3.25% above the Bank Bill Swap Yield Rate; and

“Westpac Security” means any Security Interest provided to Westpac by, or in relation to, the Sellers, Holdings, Ksubi, Ksubi Eye and Secret Handshake.

1.2                                                          Interpretational Rules

Rules of interpretation shall apply to this Agreement as specified in this provision, unless the context otherwise requires:

(a)                                 (headings): headings and subheadings are for convenience only and shall not affect interpretation, except for specified cross-references;

(b)                                 (plurality): words denoting the singular number include the plural, and the converse also applies;

(c)                                  (gender): words denoting any gender include all genders;

(d)                                 (cognates): any word or expression which is cognate to or a grammatical or linguistic variation, conversion or opposite of a defined word or expression shall have a corresponding meaning;

(e)                                  (parties): any reference to a party to any agreement or document includes its successors and permitted assigns and substitutes by way of assignment or novation;

(f)                                   (amendments): any reference to any agreement or document includes that agreement or document as amended at any time;

(g)                                  (references): any reference to a clause, schedule, annexure, exhibit or attachment is a reference to a clause of, or schedule, annexure, exhibit or attachment to, this Agreement;

(h)                                 (provisions): any reference to a provision of or in this Agreement, means a clause, schedule, annexure, exhibit or attachment of or to this Agreement, including each clause, subclause, paragraph and subparagraph of that clause, schedule, annexure, exhibit or attachment;

(i)                                     (statutes): any term or expression defined by reference to the Corporations Act or any other legislation has the statutory meaning as defined in, and for the purposes of any relevant chapter, part, division, section or schedule of, that legislation at the date of this Agreement;

(j)                                    (interpretation) in the interpretation of this agreement, no rule of construction shall apply to the disadvantage of one party on the basis that party put forward this Agreement or any part of this Agreement;

(k)                                 (specifics): any specific reference to or listing of agreements, documents, actions, facts, liabilities or any other items following the word “including” shall be without limitation; and

(l)                                     (multiple parties): a covenant or agreement on the part of two or more persons binds them jointly and severally.

1.3                                                       Liability

Any covenant, undertaking, representation or warranty in this Agreement by two or more persons named as the same separate party to this Agreement shall be a joint and several liability of each named person.

1.4                                                       Performance

Any action required to be performed under any provision of this Agreement on or prior to a day which is not a Business Day shall be performed on or prior to the immediately following Business Day.

2                                                                 BUSINESS SALE

2.1                                                       Sale and Purchase

The Sellers shall sell and the Buyer shall purchase the Business Assets for the Purchase Price upon and subject to the terms of this Agreement.

2.2                                                       Vendor Finance

The parties acknowledge that the purchase of the Business Assets by the Buyer shall be financed through the Vendor Finance.

2.3                                                       Title Transfer

The Seller shall transfer to the Buyer the full, absolute and entire legal interest in the Business Assets, free and clear of any Security Interest on the Completion Date.

2.4                                                       Price Apportionment

The Purchase Price shall be apportioned as set out in Schedule 1.

2.5                                                       Purchase Payment

(a)                                 (Timing): The Buyer shall pay the Purchase Price on the dates set out in Schedule 1 as follows:

(i)                                                             first, to Westpac in permanent reduction of the Westpac Debt until the Westpac Debt has been repaid in full; and then

(ii)                                                          second, to the Sellers.

Payments to Westpac of the Purchase Price under clause 2.5(a)(i) of this Agreement are to be paid into the Westpac Account.

(b)                                         (Westpac Interest): The Buyer shall pay the Westpac Interest on a monthly basis in arrears payable on the first Business Day of the following month.

(c)                                          (Method): Any payment to be made to Westpac pursuant to clauses 2.5(a) and (b) of this Agreement is to be made by electronic transfer in cleared funds into the Westpac Account.

Any payment to be made by any party (other than to Westpac) under this Agreement shall be made by way of bank cheque or electronic transfer in cleared funds.

(d)                                         (New Westpac Guarantee): If the Buyer makes a payment (a “relevant payment”) to Westpac under the New Westpac Guarantee in respect of the principal amount of the Westpac Debt, then:

(i)                                                             each of (1) the Westpac Debt and (2) the Purchase Price that remains outstanding under this Agreement shall be reduced by the amount of the relevant payment; and

(ii)                                                          the amount of the Purchase Price payable on each date set out in Schedule 1 falling after the relevant payment shall be reduced rateably by the amount of the relevant payment.

2.6                               Further advance of funds to cover Liquidators’ Costs

Subject to the Liquidators undertaking following, the parties acknowledge and agree that should the Liquidators request Westpac to advance funds to the Liquidators to meet immediate payment of the Liquidators’ Costs, then Westpac shall be at liberty and in its sole discretion to advance funds to the Liquidators for that purpose on the basis that:

(a)                                         any such advance shall be debited to the Westpac Account; and

(b)                                         all amounts otherwise recovered by the Liquidators during the liquidation of the Sellers, Holdings, Ksubi,

Ksubi Eye and Secret Handshake (not including the Purchase Price) shall be paid, after deduction of realisation costs but without any further deduction, by the Liquidators into the Westpac Account by way of reimbursement of the advances made to pay the Liquidators’ Costs until any such advances have been reimbursed in full.

(c)                                          The Liquidators undertake to the parties that they:

(i)                                                             will not request Westpac to advance funds to them to meet payment of the Liquidators’ Costs under clause 2.6(a) at any time before 30 June 2010; and

(ii)                                                          will only do so thereafter in respect of the balance of the Liquidators’ Costs then outstanding after payment to them of amounts recovered by the Liquidators under clause 2.6(b).

2.7                              Ownership and Title

The title to and the property of the Business shall pass to the Buyer on and from the Completion Date.

3                                        REPRESENTATIONS

3.1                               Seller Representations

The Sellers represent to the Buyer that each Sale Warranty is accurate as at the date of this Agreement in relation to facts subsisting on that date.

3.2                               Reliance

The Seller agrees that the Buyer has effected completion of this Agreement on the Completion Date in reliance on each Sale Warranty.

3.3                               No Representation or Warranty by Liquidators

The Liquidators make no representation or warranty to the Buyer as to the Business or the Business Assets, including but not limited to, the legal and/or beneficial ownership of the assets by the Seller and the possession of the Business Assets by the Seller.

3.4                               Performance Representations

The Seller and Buyer each represent to the other that at the date of this Agreement:

(a)                                         (corporate status): that party is a corporation duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)                                         (corporate powers): that party has the corporate power to own its assets and perform any business activity as contemplated at any time by this Agreement;

(c)                                          (legal compliance): the execution or performance of this Agreement by that party does not contravene any provision of:

(i)                                     the constitution documents of that party;

(ii)                                  any agreement created by that party, except to the extent otherwise contemplated; or

(iii)                               any law; and

(d)                                         (corporate compliance): that party has full corporate power, and has procured all necessary consents, for the execution and performance by that party of this Agreement, in compliance with its constitution documents and any applicable law.

4                                         NO LIQUIDATORS’ WARRANTIES OR LIABILITY

4.1                               No Representation or Warranty

The Liquidators have made no representation or warranty as to the state, fitness or condition of the Business, the Business Assets, the Property or the Property Leases and the Buyer acknowledges that it has satisfied itself as to same, and the Buyer shall not make or support a Claim for compensation against the Liquidators arising from or otherwise in connection with the purchase of the Business and the Business Assets.

4.2                               Acknowledgement

The parties acknowledge that no warranties or representations with respect to the Business, the Business Assets, the Property, the Property Leases or this Agreement have been given or made by or on behalf of the Liquidators, or their employees, agents or representatives. The parties further acknowledge that any conditions, warranties or representations in this Agreement and any terms implied by law, which cannot be excluded by law, are given by the Sellers alone.

4.3                               No requisitions or compensation

The parties expressly acknowledge and agree that:

(a)                            the Sellers enter into this Agreement with the consent of the Liquidators. The Buyer shall not make any requisition, objection nor Claim for compensation in respect thereof;

(b)                            the Sellers’ rights hereunder shall not be adversely affected by a deed of company arrangement or by any subsequent appointment of a liquidator to the Sellers; and

(c)                             The Liquidators are not personally liable under this Agreement for any matter, including the performance of the Sellers under this Agreement.

5                                         RISK

5.1                               Passing of Risk

The risk in the Business Assets shall be transferred and pass from the Sellers to the Buyer on the Completion Date.

5.2                               Income Benefit

(a)                                         (Pre-Appointment): The Seller shall be entitled to the benefit of all rights, including the right to any income, attaching, relating to or derived from the Business Assets at any time prior to the Appointment Date.

(b)                                         (Post-Appointment): The benefit of all rights, including the right to any income attaching, relating to or derived from the Business Assets at any time after the Appointment Date and up to the Completion Date shall be dealt with in accordance with the Memorandum of Understanding.

(c)                                          (Post-Completion): The Buyer shall be entitled to the benefit of all rights, including the right to any income, attaching, relating to or derived from the Business Assets at any time after the Completion Date.

6                                         BUSINESS NAME

6.1                               Business names

(a)                                         (Corporate change): The Sellers shall procure, on the Completion Date, the change of corporate name of the Sellers, Ksubi and Ksubi Eye to a name that excludes any Restricted Name.

(b)                                         (Name cancellation): The Sellers shall execute and deliver to the Buyer on the Completion Date an application in registrable form and duly executed by the Sellers for the transfer of registration of each Business Name.

7                                         EMPLOYEES

7.1                               Termination of Employment

On or before the Completion Date, the Sellers shall give notice to each Employee terminating his or her employment and release each Employee from his or her employment with the Seller with effect from the Completion Date.

7.2                               Offers of employment

(a)                                         The Buyer must make an offer of employment to each of the Employees set out in Schedule 4, which offer will:

(i)                                     be on terms overall no less favourable than the relevant Employee’s current terms of employment with the Seller; and

(ii)                                  be on terms recognising the relevant Employee’s prior service with the Seller as service with the Buyer.

(b)                                         If requested by the Sellers or by the Liquidators, the Buyer must provide details of those Employees who have accepted the Buyer’s offer of employment as soon as reasonably practicable after the date of any such request.

7.3                               Seller’s Assistance

The Seller must co-operate with the Buyer and use all reasonable endeavours to encourage the Employees to accept the offer of employment made to them by the Buyer. If an Employee does not accept the Buyer’s offer of employment, then the Seller is solely responsible and liable for all amounts due on the termination of employment of that Employee in accordance with clause 7.4.

7.4                               Terminating Employees

The Seller is solely responsible for the entitlements of the Terminating Employees in respect of:

(a)                                         accrued salary, wages and other remuneration;

(b)                                         accrued entitlements to annual and long service leave;

(c)                                          all employer superannuation contributions;

(d)                                         notice and redundancy payments; and

(e)                                          any other entitlement arising out of his or her employment in the Business or its termination.

7.5                               Transferring Employees

In relation to the Transferring Employees:

(a)                                         the Seller must deliver to the Buyer on the Completion Date a document setting out full details, in respect of each Transferring Employee, of all accrued annual leave, long service leave and personal/carer’s leave entitlements, in each case as at the Completion Date;

(b)                                         on the Completion Date, the Buyer is assuming liability for the accrued annual leave and personal/carer’s leave entitlements of Transferring Employees with the Seller in accordance with the Fair Work Act 2009 (Cth);

(c)                                          on the Completion Date, the Buyer is assuming liability for the accrued long service leave entitlements of Transferring Employees with the Seller in accordance with the Long Service Leave Act 1955 (NSW);

(d)                                         subject to any requirements of the Memorandum of Understanding, the Seller is solely responsible and liable for the payment of wages and salary and all other employment related entitlements arising in respect of each Transferring Employee’s employment with the Seller up to the Completion Date; and

(e)                                          the Buyer is solely responsible and liable for the payment of wages and salary and all other employment related entitlements of each Transferring Employee in respect of their employment with the Buyer on and from the Completion Date.

7.6                               Superannuation Acknowledgement

(a)                                         The parties acknowledge that the Seller has failed to meet the Superannuation Commitments due in respect of some or all of the Employees.

(b)                                         The Seller is responsible for the Superannuation Commitments due in respect of all Employees up to the Completion Date.

(c)                                          The Buyer shall satisfy the Superannuation Commitments due in respect of the Transferring Employees from the Completion Date (but not including any liability arising prior to the Completion Date).

8                                         CONTRACTS AND STOCK

8.1                               Contracts

(a)                                         On the Completion Date the Seller transfers and assigns (to the extent permissible pursuant to the terms and conditions of any Contract or at law) to the Buyer all its rights and interests (if any) in or to all Contracts and the Buyer accepts such assignment and assumes all of the burdens and benefits of the Contracts.

(b)                                         Subject to clause 8.1(e), if third party consent or approval is required for the transfer or assignment of any Contracts and such consent or approval is not obtained, the relevant Contract may, at the written request of the Buyer, be excluded from the sale to the Buyer.

(c)                                          Where for any Contract to be assigned or novated and the person whose consent is needed to that assignment or novation does not give that consent before Completion, the Seller must, to the extent the Contract does not prohibit this:

(i)                             if the Contract is a Property Lease, allow the Buyer to use the Property to conduct the Business;

(ii)                          if the Contract is an Equipment Lease, allow the Buyer to use the equipment concerned;

(iii)                     perform the Contract by sub-contracting the work involved to the Buyer on the same terms as the Contract, and delegate management of performance of the Contract to the Buyer;

(iv)                    enforce the Contract against other parties to the Contract as directed by the Buyer by notice (but the Buyer must indemnify the Seller from all reasonable costs and expenses incurred by the Seller in doing so); and not amend the Contract or waive a right of the Seller under the Contract without the prior written consent of the Buyer.

(d)                                         The Seller agrees to promptly apply for, and to use its reasonable endeavours to obtain, the consent or approval of each relevant party for the assignment of all Contracts to the Buyer unless the Buyer directs the Seller not to do so in writing.

(e)                                          The Buyer agrees to use its reasonable endeavours to obtain, the consent or approval of each relevant party for the assignment of all Contracts to the Buyer and to provide such information as may reasonably be required to allow the request for the transfer or assignment of any Contracts to be considered.

(f)                                           The Buyer must pay the reasonable costs and expenses of the party from whom the consent is sought for the transfer or assignment of any Contract in assessing any request for the transfer or assignment of any Contract.

(g)                                          The Buyer must indemnify the Seller against, and must pay the Seller on demand the amount of, each loss arising as a result of a Claim in relation to any breach or non-performance after Completion of any provision of any Contract assigned to it under clause 8.

(i)                                             Within 7 days of the completion of an assignment or a novation of a Property Lease to the Buyer under this Agreement, the Buyer must pay to the Seller the Bond Amount.

8.2                              The Buyer is Entitled to Sell Stocks

On and from the Completion Date the Buyer shall sell the Stocks on the terms set out in the Side Letter.

The Buyer shall report to the Seller in writing on a weekly basis as to the progress of the sale of the Stocks and will account to the Seller monthly and remit the sale proceeds to the Seller on a monthly basis.

9                                         COMPLETION

9.1                               Completion Date

Completion of the sale and purchase of the Business Assets under this Agreement shall be effected on the Completion Date at the offices of the Sellers’ Solicitors or at any other place or time agreed between the parties.

9.2                               Seller Action

The Seller shall procure delivery to the Buyer on the Completion Date of the documents and assets specified in this provision:

(a)                                         (title documents): original executed and, if applicable, duly stamped and registered copies of all documents creating or evidencing the legal interest of the Seller in any Business Assets;

(b)                                         (transfers): registrable forms of transfers for all Business Assets executed by the Seller;

(c)                                          (novation documents): an original of each document by way of novation or assignment or other agreement, as applicable, executed by the Seller and/or any third party, requiring execution by the Buyer to effectuate or comply with the terms of any consent for the transfer of any Business Assets to the Buyer;

(d)                                         (security releases): releases of all Security Interests, including any title retention interest, over any Business Assets;

(e)                                          (financier letters): letters or other documents from Westpac confirming that any Security Interests of Westpac over the Equipment is released as at the Completion Date and that on the Completion Date title to the Equipment shall pass to the Buyer;

(f)                                           (registration changes): all documents executed by the Seller necessary or required to effect the transfer, amendment or change into the name of the Buyer, and/or cessation in the name of the Seller, in any registration or certificate relating to any Business Assets effected with or issued by any

Governmental Agency or necessary for compliance with any law;

(g)                                          (name changes): all documents necessary or appropriate to evidence any action required by the Seller to effectuate any change of name of the Seller, and/or any Related Company of the Seller;

(h)                                         (Deed of Priority): a counterpart of the Deed of Priority, the Vendor Charge, the New Westpac Guarantee and the New Westpac Charge duly executed by all parties other than the Buyer;

(i)                                             (additional documents): any other document executed by the Seller required under this Agreement or reasonably required by the Buyer on the Completion Date to transfer, and vest the full possession and benefit of, any Business Assets to or in the Buyer; and

(j)                                            (possession): possession of all Business Assets.

9.3                               Buyer Action

The Buyer shall at Completion:

(a)                                         (documents): accept from the Seller any document of transfer and duly execute any document requiring execution by the Buyer at Completion under this Agreement;

(b)                                         (possession): accept delivery of possession from the Seller of all Business Assets;

(c)                                          (Vendor Charge): provide to the Seller the Vendor Charge duly executed and in registrable form;

(d)                                         (Deed of Priority): provide to each of the Sellers and Westpac a counterpart of the Deed of Priority duly executed by the Buyer; and

(e)                                          (Westpac security):

(i)                           provide to Westpac the New Westpac Guarantee and the New Westpac Charge duly executed and in registrable form; and

(ii)                        do all things necessary, including signing any document, required by Westpac in order to give effect to the New Westpac Guarantee and the New Westpac Charge.

9.4                               Completion Documents

Any document required under this Agreement to be executed on the Completion Date by any party or third party shall be in a form and substance and duly completed and executed as previously approved

(acting reasonably) by or on behalf of the other party receiving that document.

9.5                               Services, Property Leases and Equipment Leases

The Seller agrees to do all things reasonably necessary to enable the transfer of the Property Leases, Equipment Leases, Key Contracts and/or the Services to the Buyer on or prior to Completion.

10                                 POST-COMPLETION MATTERS

10.1                       Surry Hills Premises

(a)                                         From the Completion Date, the Buyer shall ensure that the Surry Hills Premises are maintained in a good condition.

(b)                                         Within 14 days of the Completion Date, the Buyer shall vacate the Surry Hills Premises and will deliver all sets of keys to the Surry Hills Premises to the Liquidators.

10.2                       Seller Book Debts

(a)                                         (Seller retention): The Seller shall subsequent to the Completion Date retain the full, absolute and entire legal interest in all Seller Book Debts.

(b)                                         (Buyer collection): The Buyer shall comply with all of the Seller’s reasonable requests to assist the Seller with the collection of the Seller Book Debts after the Completion Date.

(c)                                          (Trust): Any amount collected by either party in respect of any debt owing to the other party shall:

(i)                           be held by that party on trust for the other party; and

(ii)                        be remitted to the other party every 5 Business Days.

(d)                                         (Order of priority): All amounts received by either party from a person who owes money to both the Buyer and the Seller will be applied towards the debt/debts which the debtor intended to pay.

10.3                       Confidentiality Protection

(a)                                         (Positive undertaking): The Seller shall at any time from the date of this Agreement keep all Confidential Information connected with the Business fully confidential to and for the benefit of the Buyer.

(b)                                         (Negative restrictions): The Seller shall not directly or indirectly at any time from the date of this Agreement, without the prior written consent of the Buyer:

(i)                                                             use or disclose to any person; or

(ii)                                                          manufacture any product or use any process based on or derived from, any Confidential Information connected with the Business.

(c)                                                          (Permitted exemptions): This provision shall not apply to the disclosure or use of any Confidential Information connected with the Business:

(i)                                                             to any party to this Agreement for the purpose of performance of any liability of that party under this Agreement;

(ii)                                                          which is or has become generally available to the public through no default or action on the  part of the Seller or its agents; or

(iii)                                                       where compelled by any judicial order or legal process in the course of any legal action.

10.4                                                Releases

(a)                                                         In consideration of the parties completing the Agreement in accordance with clause 9, the Sellers, the Buyer, Bleach and the Liquidators (collectively “the Released Parties”) release and discharge each other from all obligations, liabilities, actions, suits, causes of action, Claims and demands (including, without limitation, any Claim or demand for costs or expenses) which any of them:

(i)                                                             now has; or

(ii)                                                          but for the execution of this Agreement could or might have had,

against any other Released Party arising out of or in connection with:

(iii)                                                       the entry into this Agreement by the Released Party;

(iv)                                                      any Claim that any of the Released Parties may have, whether or not known to that party, in connection with any matter, event or circumstance;

(v)                                                         any matter, agreement, arrangement or understanding arising or entered into or existing prior to the date of this Agreement;

(vi)                                                      any previous agreement, arrangement, dealing or understanding between Bleach and the Sellers prior to the date of execution of the New SSA;

(vii)                                                   under or in connection with the Licence; and

(viii)                                                any other act, matter or thing,

excluding any liability arising in connection with the performance of the any of the covenants or undertakings required to be performed under or connection with this Agreement, the Memorandum of Understanding, the Vendor Charge, the New Westpac Charge or the New Westpac Guarantee.

(b)                                                         Each of the Sellers, the Buyer, Bleach and the Liquidators and each of their respective Agents and Employees (collectively “the Releasing Parties”) release and discharge Westpac and its Agents and Employees from all obligations, liabilities, actions, suits, causes of action, Claims and demands (including, without limitation, any Claim or demand for costs or expenses) which any of the Releasing Parties:

(i)                                                             now has; or

(ii)                                                          may have in the future; or

(iii)                                                       but for the execution of this Agreement could or might have had,

against Westpac or any of its Agents and Employees arising out of or in connection with:

(iv)                                                      the entry into this Agreement by Westpac;

(v)                                                         the Westpac Debt;

(vi)                                                      the New Westpac Guarantee;

(vii)                                                   the New Westpac Charge;

(viii)                                                the Westpac Security;

(ix)                                                      any Claim that any of the Releasing Parties may have against Westpac, whether or not known to that party, in connection with any matter, event or circumstance;

(x)                                                         any matter, agreement, arrangement or understanding arising or entered into or existing prior to the date of this Agreement; and

(xi)                                                      any other act, matter or thing,

excluding any liability arising in connection with the performance of the any of the covenants or undertakings required to be performed under or connection with this Agreement, the New Westpac Charge or the New Westpac Guarantee.

10.5                                                  Termination by Westpac and enforcement of Westpac’s rights

(a)                                                         In the event that the Buyer breaches a Non-Monetary Obligation and Westpac is of the view, in its absolute discretion, that the breach is capable of remedy:

(i)                                                             Westpac shall provide the Buyer with a written notice of its intention to terminate the Agreement if the breach is not remedied within 7 days; and

(ii)                                                          in the event that Westpac is of the view that the breach is not capable of being remedied or the Buyer has failed to remedy a breach within 7 days of receipt of a written notice from Westpac under clause 10.5(a)(i) above, then:

(A)                          Westpac will be at liberty to immediately terminate the Agreement;

(B)                          the unpaid balance of the Purchase Price owed to Westpac is immediately accelerated so that the unpaid balance is immediately due and payable to Westpac;

(C)                          interest to Westpac on all outstanding amounts of the Purchase Price owed to Westpac is due and payable at the Default Rate;

(D)                          Westpac will be at liberty to immediately enforce its rights as against the Buyer under the New Westpac Guarantee and the New Westpac Charge; and

(E)                           the Buyer agrees to indemnify and hold harmless Westpac in respect of all costs, expenses, outgoings and losses incurred by Westpac (including its reasonable legal costs on a full indemnity basis) in connection with its attempts to recover all outstanding amounts of the Purchase Price owed to Westpac from the Buyer and enforcement of the New Westpac Guarantee and the New Westpac Charge, including the costs of enforcement of its securities.

(b)                                                         In the event that the Buyer breaches a Monetary Obligation:

(i)                                                             Westpac will be at liberty to immediately terminate the Agreement;

(ii)                                                          the unpaid balance of the Purchase Price owed to Westpac is immediately accelerated so that the unpaid balance is immediately due and payable to Westpac;

(iii)                                                       interest to Westpac on all outstanding amounts of the Purchase Price owed to Westpac is due and payable at the Default Rate;

(iv)                                                      Westpac will be at liberty to immediately enforce its rights as against the Buyer under the New Westpac Guarantee and the New Westpac Charge; and

(v)                                                         the Buyer agrees to indemnify and hold harmless Westpac in respect of all costs, expenses, outgoings and losses incurred by Westpac (including its reasonable legal costs on a full indemnity basis) in connection with its attempts to recover all outstanding amounts of the Purchase Price owed to Westpac from the Buyer and enforcement of the New Westpac Guarantee and the New Westpac Charge, including the costs of enforcement of its securities.

10.6                                                Termination by the Seller

(a)                                                         In the event that the Buyer breaches an obligation owed to the Sellers pursuant to this Agreement if the breach is capable of remedy, the Seller shall provide the Buyer with a 14 day written notice of its intention to terminate the Agreement if the breach is not remedied within that time.

(b)                                                         In the event that the breach under clause 10.6(a) is not capable of being remedied or the Buyer has failed to remedy a breach within 14 days of receipt of a written notice of intention to terminate, the Seller is entitled to terminate the Agreement.

(c)                                                          In the event that the Agreement is terminated pursuant to this clause then the Seller shall be discharged from future performance under the Agreement.

(d)                                                         In the event the Agreement is terminated by the Seller pursuant to this clause then Westpac will be at liberty to exercise its rights as against the Buyer as outlined under clause 10.5(b) above.

10.7                                                Failure to pay the Purchase Price to the Seller

In the event that the Buyer fails to pay to the Seller the Purchase Price in accordance with clause 2.5 and Schedule 1 of this Agreement:

(a)                                                         if the default continues for a period of 14 days, the Seller is entitled  to  give  a  notice  of acceleration  to the  Buyer to accelerate the unpaid balance of the Purchase Price owed to the Seller so that the unpaid balance is then immediately due and payable to the Seller;

(b)                                                         the Buyer agrees to pay to the Seller interest on all outstanding amounts of the Purchase Price owed to the Seller at the Default Rate; and

(c)                                                          the Buyer agrees to indemnify and hold harmless the Seller in respect of all costs, expenses, outgoings and losses incurred by the Seller (including its reasonable legal costs on a full indemnity basis) in connection with its attempts to recover the Purchase Price from the Buyer including the costs of enforcement of its securities.

10.8                                                Ongoing Covenants

The Buyer agrees:

(a)                                                         to enter into the New SSA on the Completion Date and not to vary it or terminate it without the prior consent of Westpac and the Sellers;

(b)                                                         not to undertake any other business not connected with the Business;

(c)                                                          not to open any new stores without the prior approval of Westpac and the Sellers, which will not be unreasonably withheld or delayed;

(d)                                                         not to enter into any new lending arrangements with a principal amount in excess of $50,000 without the prior approval of Westpac and the Sellers, which will not be unreasonably withheld or delayed;

(e)                                                          not to pay any dividends to its shareholders without the prior approval of Westpac and the Sellers;

(f)                                                           not to enter into any related party transactions without the prior approval of Westpac and the Sellers; and

(g)                                                          not to vary the Margin Share without the prior approval of Westpac and the Sellers.

This clause shall not merge on the Completion Date. Nothing in this clause creates or imposes any covenant from Bleach to the Seller or any other party.

Once the Purchase Price is paid in full the covenants no longer bind the Buyer.

11                                                          REPORTING

11.1                                                The Buyer shall provide to the Liquidators the Reporting Information on a quarterly basis or within seven days of receipt by the Buyer of a written request from the Liquidators for the provision of the Reporting Information.

11.2                                                Notwithstanding the provisions of clause 11.1 above the Buyer shall not be obliged to provide the Reporting Information to the Liquidators unless requested to do so by the Liquidators in writing.

11.3                                                The Buyer shall provide to Westpac and the Liquidators the Quarterly Accounts within 1 month of the end of the relevant financial quarter.

12                                                          GST

12.1                                                Goods and Services Tax

In this clause;

(a)                                                         words used in this clause which have a particular meaning in the “GST law” (as defined in the GST Act, and also including any applicable legislative determinations and ATO public rulings) have the same meaning, unless the context otherwise requires;

(b)                                                         any reference to GST payable by a party includes any corresponding GST payable by the representative member of any GST group of which that party is a member; and

(c)                                                          if the GST law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply is attributable, such part of the supply is to be treated as a separate supply.

12.2                                                Sale of a Going Concern

(a)                                                         Each party warrants that it is registered or required to be registered for GST under the GST Act and the Buyer must supply evidence of registration on or before Completion.

(b)                                                         The parties acknowledge and agree that the supply under this Agreement is a supply of a going concern for the purposes of section 38-325 of the GST Act.

12.3                                                Taxable supply

If it is determined for any reason whatsoever that the supply is not a supply of a going concern and GST is payable on the supply then the following provisions apply:

(a)                                                         the consideration expressed to be payable under any other clause of this Agreement for any supply made under or in connection with this Agreement does not include GST;

(b)                                                         to the extent that any supply made under or in connection with this Agreement is a taxable supply the GST exclusive consideration otherwise payable for that supply is increased by an amount equal to that consideration multiplied by the rate at which GST is imposed in respect of the supply, and is payable at the same time as the time the consideration is paid;

(c)                                                          each party agrees to do all things, including providing tax invoices and other documentation, that may be necessary or desirable to enable or assist the other party to claim any input tax credit, adjustment or refund in relation to any amount of GST paid or payable in respect of any supply made under or in connection with this Agreement;

(d)                                                         if a payment to a party under this Agreement is a payment by way of reimbursement or indemnity and is calculated by reference to the GST inclusive amount of a loss, cost or expense incurred by that party, then the payment is to be reduced by the amount of any input tax credit to which that party is entitled in respect of that loss, cost or expense before any adjustment is made for GST pursuant to this clause; and

(e)                                                          the Buyer must pay the amount by which the consideration is increased pursuant to this clause 12.3 even if this Agreement has been completed within 21 days of notification of the amount required to be paid and this clause 12 does not merge upon Completion.

13                                                          COSTS

Each party (other than Westpac in that the Westpac Costs which will form part of the Westpac Debt) shall pay its own costs in relation to:

(a)                                                         (documentation): the negotiation, preparation, execution, performance, amendment or registration of, or any consent given or made; and

(b)                                                         (performance): the performance of any action by that party in compliance with any liability arising,

under this Agreement, or any agreement or document executed or effected under this Agreement, unless this Agreement provides otherwise.

14                                                          DUTIES

14.1                                                Payment

The Buyer shall promptly within the initial applicable period prescribed by law pay any duty payable in relation to the execution, performance and registration of this Agreement.

15                                                          ASSIGNMENT

A party shall not transfer any right or liability under this Agreement without the prior consent of each other party, except where this Agreement provides otherwise.

16                                                          NOTICES

16.1                                                Form

Any notice to or by a party under this Agreement shall be in writing and signed by the sender or, if a corporate party, an authorised officer of the sender or under the seal of or any power of attorney conferred by the sender.

16.2                                                Service Method

Any notice may be served by delivery in person or by post or transmission by facsimile to the address or number of the recipient specified in this provision or most recently notified by the recipient to the sender.

16.3                                                Receipt

Any notice shall be effective for the purposes of this Agreement upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report prior to 4.00 pm local time on a Business Day in the place in or to which the written notice is delivered or sent or otherwise at 9.00 am on the next Business Day following delivery or receipt.

16.4                                                Service Details

Details initially specified for service of notice comprise:

Seller:

Address:                                                                                                 Grant Thornton, 383 Kent Street, Sydney NSW 2000

Facsimile:                                                                                         (02) 9299 4445

Attention:                                                                                         Paul Billingham/Said Jahani

Buyer:

Address:                                                                                                 14 Mentmore Avenue, Rosebery, NSW 2018

Facsimile:                                                                                         (02) 9662 8138

Attention:                                                                                         Mark Byers

Westpac:

Address:                                                                                                 c/-Henry Davis York, 44 Martin Place, Sydney NSW 2000

Facsimile:                                                                                         (02) 9947 6999

Attention:                                                                                         Philip Crawford

17                                                          GOVERNING LAW AND JURISDICTION

17.1                                                Governing Law

This Agreement shall be governed by and construed under the law in the State of New South Wales.

17.2                                                Jurisdiction

Any legal action in relation to this Agreement against any party or its property may be brought in any court of competent jurisdiction of the State of New South Wales.

17.3                                                Submission

Each party by execution of this Agreement irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this provision in relation to both itself and its property.

18                                                          GENERAL PROVISION

18.1                                                Amendments

Any amendment of this Agreement shall have no force or effect, unless effected by a document executed by the parties.

18.2                                                Third Parties

This Agreement shall confer rights only upon a person expressed to be a party, and not upon any other person.

18.3                                                Pre-Contractual Negotiation

This Agreement:

(a)                                                         (entire agreement): expresses and incorporates the entire agreement between the parties in relation to its subject-matter, and all the terms of that agreement, and

(b)                                                         (collateral exclusion): supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject-matter or any term of that agreement.

18.4                                                Further Assurance

Each party shall execute any document and perform any action necessary to give full effect to this Agreement, whether prior or subsequent to performance of this Agreement.

18.5                                                Continuing Performance

(a)                                                         (Merger exclusion): The provisions of this Agreement shall not merge with any action performed or document executed by any party for the purposes of performance of this Agreement.

(b)                                                         (Representation): Any representation in this Agreement shall survive the execution of any document for the purposes of, and continue subsequent to, performance of this Agreement.

(a)                                                         (Indemnity): Any indemnity agreed by any party under this Agreement shall:

(i)                                                             constitute a liability of that party separate and independent from any other liability of that party under this Agreement or any other agreement; and

(ii)                                                          survive and continue subsequent to performance of this Agreement.

18.6                                                Waivers

Any failure by any party to exercise any right under this Agreement shall not operate as a waiver and the single or partial exercise of any right by that party shall not preclude any other or further exercise of that or any other right by that party.

18.7                                                Remedies

The rights of a party under this Agreement are cumulative and not exclusive of any rights provided by law.

18.8                                                Severability

Any provision of this Agreement which is invalid in any jurisdiction shall be ineffective in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

18.9                                                No Set Off

Without prejudice to any of its other rights, the Buyer agrees that it is not entitled to assert a set off of in respect of any Claim against its obligation to pay the Purchase Price to Westpac and the Seller under this Agreement.

18.10                                         Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.

18.11                                         Consideration

Each of the parties to this document acknowledges that it has received valuable consideration for entering into this document.

SCHEDULE 1

THE PURCHASE PRICE AND EQUIPMENT

1.                                                              Purchase price - The sum of $5,000,000.00 plus the Westpac Interest.

2.                                                              Payment of the Purchase Price  (excluding the Westpac Interest) shall be made:

(a)                                                         first, to Westpac in permanent reduction of the Westpac Debt until the Westpac Debt is repaid in full; and then

(b)                                                         second, to the Sellers,

on the dates and in the amounts set out:

a.             The sum of $150,000.00 on 30 April 2010;

b.             The sum of $150,000.00 on 31 July 2010;

c.              The sum of $600,000.00 on 31 October 2010;

d.             The sum of $600,000.00 on 31 January 2011; and

e.              The sum of $375,000.00 on the last day of each 3 month period which follows 31 January 2011 until the Purchase Price is paid in full.

Payments to Westpac of the Purchase Price are to be paid into the Westpac Account.

The Westpac Interest shall be paid on the Westpac Debt on a monthly basis in arrears payable on the first Business Day of the following month.

3.                                                              Apportionment of Purchase Price

	$	$
	Tsubi	Tsubi Retail
Plant and Equipment	25,000.00	25,000.00
Business Name	1.00	1.00
Intellectual Property	4,849,995.00	99,995.00
Business Records	1.00	1.00
Business Licences	1.00	1.00
Property Lease	1.00	1.00
Equipment	1.00	1.00
Other	—	—

4.                                                              Equipment is the equipment set out in the attached equipment leases between the Seller and Westpac.

5.                                                              Equipment Leases:

i.                   Hire Purchase Agreement between Tsubi Pty Limited and CBFC Limited dated on or about 4 December 2006;

ii.                Hire Purchase Agreement between Tsubi Retail Pty Limited and CBFC Limited dated on or about 26 November 2006;

iii.             Hiring Agreement  between  Esanda  Finance  and Tsubi  Pty Limited dated on or about 5 July 2007; and

iv.            Hiring  Agreement  between  Esanda  Finance and  Tsubi  Pty Limited dated on or about 10 May 2006.

6.                                                              Key Contracts:

1.     David Jones Exclusive Supply Agreement between Tsubi and David Jones

2..    International Distribution Agreements between Tsubi and :- 949 Distribution (USA) / Futurenet Distribution (Italy) / C2 Distribution (Canada) / MnO Distribution (Scandinavia) / Stem Distribution (NZ) / BigBro Distribution (Japan) / Electric Sekki (HK / Asia) /

3.   Licensing Agreements between Tsubi and:- Six Distribution (Shoes) / Sunshades Distribution (Sunglasses)

4.   Sales Agency Agreements between Tsubi and:- Purdom Thomas (USA Sales) / Haynes Agency (UK)

SCHEDULE 2

BUSINESS ASSETS

Plant and Equipment

See attached Annexure A.

Business Names

1.                                      “KSUBI” registered in the State of New South Wales being registration no BN98346742 in the name of Tsubi Pty Limited

2.                                      “K S U B I” registered in the State of Victoria, being registration no B2103402Y in the name of Ksubi Pty Limited

3.                                      “Ksubi Eye” registered in the State of New South Wales, being registration no. BN98343413 in the name of Secret Handshake Pty Limited

Intellectual Property

1.            Australian Trade Mark Applications and Registrations

Trade Mark No	Trade Mark	Proprietor	Status	Lodgement Date
933460	TSUBI	TSUBI PTY LIMITED	REGISTERED	7 November 2002
987589		TSUBI PTY LIMITED	REGISTERED	5 February 2004
937590		TSUBI PTY LIMITED	REGISTERED	5 February 2004
987591		TSUBI PTY LIMITED	REGISTERED	5 February 2004
1021678	TSUBI	TSUBI PTY LIMITED	REGISTERED	23 September 2004
1057313		TSUBI PTY LIMITED	REGISTERED	27 May 2005

1

1057315		TSUBI PTY LIMITED	REGISTERED	27 May 2005
1122392	KSUBI	TSUBI PTY LIMITED	REGISTERED	11 July 2006
1220295		TSUBI PTY LTD	REGISTERED	24 January 2008
1293473		TSUBI PTY LTD	REGISTERED	20 April 2009

2.             New Zealand Trade Mark Applications and Registrations

Trade Mark No	Trade Mark	Proprietor	Status	Lodgement Date
777345	KSUBI	TSUBI PTY LTD	REGISTERED	9 October 2007
777347		TSUBI PTY LTD	REGISTERED	9 October 2007

3.             United States Trade Mark Applications and Registrations

Trade Mark No	Trade Mark	Proprietor	Status	Lodgement Date
2938318	TSUBI	TSUBI PTY LIMITED	REGISTERED	12 November 2003
3433414	KSUBI	TSUBI PTY LIMITED	REGISTERED	7 April 2006
3063954		TSUBI PTY LIMITED	REGISTERED	16 December 2004

2

3063953		TSUBI PTY LIMITED	REGISTERED	16 December 2004
78857017	KSUBI	TSUBI PTY LIMITED	APPLICATION	7 April 2006

4.          Domain Names

Domain Name	Registrant
tsubi.com	Ksubi Pty Limited
ksubi.com.au	Tsubi Pty Limited

3

SCHEDULE 3

SALE WARRANTIES

1.                     SELLER INFORMATION

1.1                  Sale Authority

The Sellers have full power to execute and perform all liability of the Sellers under this Agreement, including the sale of the Business Assets to the Buyer.

SCHEDULE 4

EMPLOYEES

Employees of Tsubi

Graeme Jack

William Perry

Kristie Deane

Michael Nolan

Paul Wilson

Rebecca Dawson

Guy Hastie

Tristan Ceddia

Toby Jones

Christina Ryan

Aimee Bayliss

Samantha Stevenson

Matthew Saville

Melanie Warne

Employees of Tsubi Retail

Clementine Hurley (permanent)

Fenella McCall (permanent)

Tom Hanley (casual)

Michael Melas (casual)

Kelsea Nagel (casual)

Bree Pickering (casual)

Giles Russell (casual)

Samuel Skelton (casual)

Elizbeth Bayliss (casual)

Joel Draper (casual)

Nick Gregory (casual)

Andrew Henson (casual)

Juliette Herrera (casual)

Robert McReynolds (casual)

Melanie Warne

SCHEDULE 5

MARGIN SHARE CALCULATION

Margin Share

For the Term, the parties agree the Estimated Gross Margin pursuant to the New SSA shall be paid to the Buyer (less the Service Fee which shall be paid to Bleach at the same time as the payment of Estimated Gross Margin) on the following terms:-

(a)         The Estimated Gross Margin per the initial costing spreadsheet which shall set out

(i)                                    the $US Factory cost plus (+)

(ii)                                 international freight +

(iii)                              conversion to $AUD using an agreed exchange rate

(iv)                             domestic freight / cartage + customs + clearing charges +

(v)                                custom duties +

(vi)                             required gross margin (as set out in the initial costing spreadsheet and updated from time to time) which =

(vii)                          proposed wholesale price

(viii)                      converted to retail price (based on proposed retail margin) after taking into account retail discounts (both volume and settlement discounts) less

(ix)                            Management Fee for the relevant period

(b)         a reconciliation of the Estimated Gross Margin with the actual P & L Gross Margin will be made as soon as practicable after the end of each quarter and any applicable adjustment necessary to the amount paid to Bleach or the Buyer shall be made promptly after the reconciliation is available.

Definitions

Cost of Sales (COS) in respect of Bleach Nett Sales =

import garment value (in $AUD) (plus) +

international freight +

domestic carriage +

customs clearing charges +

customs duty +

sample costs +

movements between opening and closing stock values

Estimated Gross Margin means the margin estimated in the initial costing spreadsheet dated [on or around the date of this Agreement].

Management Fee = direct cost reimbursement for management services supplied to the Buyer by Bleach including but not limited to :-

•      Finance @ $120,000 p.a.

•      Sales Strategic @ $60,000 p.a.

•      IT Maintenance @ $35,000 p.a.

Other as mutually agreed or otherwise provided by Bleach to the Buyer.

Nett Sales = gross sales by Bleach (less) –

retail discounts –

commissions (if any) –

returns.

P & L Gross Margin = Nett Sales less Cost of Sales

Service Fee = 9% of gross sales by Bleach in any period

EXECUTED as a Deed.

EXECUTED by TSUBI PTY LTD (IN	)
LIQUIDATION) ACN 095 235 180,	)	/s/ Paul Billingham
with the consent of its Liquidators	)	Liquidator
	)	Print Name: Paul Billingham

/s/ Said Jahani
Liquidator
Print Name: Said Jahani

EXECUTED by TSUBI (RETAIL) PTY	)
LTD (IN LIQUIDATION) ACN 110 756)		/s/ Paul Billingham
208, with the consent of its	)	Liquidator
Liquidators	)	Print Name: Paul Billingham

/s/ Said Jahani
Liquidator
Print Name: Said Jahani

EXECUTED by K10 PTY LIMITED	)
ACN 140 672 797 in accordance with	)
Section 127 of the Corporations Act	)
)
)
)

Director		Director / Secretary
Full Name:		Full Name:

EXECUTED by BLEACH PTY	)
LIMITED ACN 095 987 214 in	)
accordance with Section 127 of the	)
Corporations Act	)
)
)

Director
Full Name:		Director / Secretary
Full Name:

SIGNED, SEALED AND DELIVERED on behalf of WESTPAC BANKING CORPORATION ABN 33 007 457 141, by its attorney under power of attorney dated 17 January 2001, book 4299 No 332 in the presence of:	By executing this instrument the attorney states that they have received no notice of the revocation of the power of attorney.

/s/ Kieran Laurence John Ryan	/s/ Michael Muluihill
Witness (signature)	Attorney (signature)

Kieran Laurence John Ryan	Michael Muluihill
Witness (print name)	Attorney (print name)
TIER THREE ATTORNEY

EXECUTED by PAUL BILLINGHAM
in his capacity as Liquidator of the
Sellers in the presence of:	/s/ Paul Billingham
Signature of party

/s/ James Marshall
Signature of witness

James Marshall
Name

EXECUTED by SAID JAHANI in his
capacity as Liquidator of the Sellers in
the presence of:	/s/ Said Jahani
Signature of party

/s/ Alysson Morgan
Signature of witness

Alysson Morgan
Name

Annexure A

Sect No	Sub Section	Item No	Qty	Type	Description
1	Office Furniture	1	1	IT Cabinet	Wall mounted with 10 patch panels, (with Avaya telephone system and handsets throughout offices, Rented)

1	Office Furniture	2	3	Halogen Lights	With stands
1	Office Furniture	3	1	Lounge Suite	Antique style timber frame, green fabric upholstered
1	Office Furniture	4	8	Display Modules	White melamine finish
1	Office Furniture	5	1	Floor Fan	Heller
1	Office Furniture	6	1	Mirror	Approx. 1800 x 600mm
1	Office Furniture	7	3	Clothes Racks	Chrome, assorted, bolted to ground
1	Office Furniture	8	4	Chairs	Stackable, black plastic moulded seat and back
1	Office Furniture	9	1	Trestle Table	White
1	Office Furniture	10	1	Computer	Compaq Presario AMD Siempron Mid Tower, Philips flat screen monitor, keyboard and mouse
1	Office Furniture	11	1	Clerical Arm Chair	Swivel base on castors, gas lift, black leather upholstered

1	Office Furniture	12	2	Steel Filing Cabinets	3 drawer
1	Office Furniture	13	1	Bar Refrigerator	Westinghouse
1	Office Furniture	14	1	Facsimile	Brother 8360P
1	Office Furniture	15	1	Lion	Stuffed and mounted
1	Office Furniture	16	1	Sideboard	Mirror backed, bow front, 4 door
1	Office Furniture	17	2	Arm Chairs	Wing back, beige, fabric upholstered
1	Office Furniture	18	1	Lounge Suite	Brown fabric upholstered, (settee and 2 arm chairs)
1	Office Furniture	19	1	Male Torso	Cardboard
1	Office Furniture	20	2	Cabinets	White melamine, 2 door
1	Office Furniture	21	2	Cabinets	Black melamine, 2 door
1	Office Furniture	22	4	Cabinets	Black melamine, 2 door
1	Office Furniture	23	22	Clerical Arm Chair	Swivel base on castors, gas lift, assorted
1	Office Furniture	24	5	Floor Fans	Heller
1	Office Furniture	25	4	Large Work Benches	Chrome legs, black melamine top, assorted
1	Office Furniture	26	1	Matching Bench	L-shaped, to wall (fixed), with overhead cabinets
1	Office Furniture	27	1	Computer	HP Compaq P4 desktop, flat screen monitor, keyboard and mouse
1	Office Furniture	28	6	Pedestals	Assorted
1	Office Furniture	29	1	Steel Cabinet	2 door
1	Office Furniture	30	1	Sideboard	3 door, veneered finish
1	Office Furniture	31	1	Desk	Woodgrain veneer, 3 drawer
1	Office Furniture	32	1	Fish Tank	Approx. 3000 x 800 x 700mm, with base, lighting, pumps, etc

1	Office Furniture	33	1	Steel Filing Cabinet	3 drawer
1	Office Furniture	34	3	Clothes Racks	Chrome, assorted
1	Office Furniture	35	1	Stuffed Horse and Dog

Sect No	Sub Section	Item No	Qty	Type	Description
1	Office Furniture	36	2	Computers	eMac
1	Office Furniture	37	1	Laptop	Mac Book Pro
1	Office Furniture	38	2	Computers	Mac G5, with flat screen monitor, keyboard and mouse
1	Office Furniture	39	1	Computer	I Mac 20 inch screen
1	Office Furniture	40	1	Steel Cabinet	White, 2 door
1	Office Furniture	41	1	Floor Fan	Heller
1	Office Furniture	42	3	Benches	Black melamine, chrome legs, (fixed to wall), assorted
1	Office Furniture	43	2	Dining Chairs	Assorted
1	Office Furniture	44	2	Clients Arm Chairs	Chrome steel frame, black leather upholstered
1	Office Furniture	45	7	Clerical Arm Chairs	Swivel base on castors, gas lift, assorted
1	Office Furniture	46	1	Arm Chair	Salmon fabric upholstered
1	Office Furniture	47	2	Whiteboards	Assorted
1	Office Furniture	48	1	Laptop	HP Compaq NX6120
1	Office Furniture	49	1	Printer	HP Laserjet 1015
1	Office Furniture	50	1	Filing Cabinet	Steel, 4 drawer
1	Office Furniture	51	1	Laptop	HP Compaq 6710b
1	Office Furniture	52	1	Clerical Arm Chair	Swivel base on castors, gas lift
1	Office Furniture	53	1	Table	Blonde wood top, steel base
1	Office Furniture	54	1	Computer	Mid Tower Clone, screen, keyboard and mouse
1	Office Furniture	55	1	IT Cabinet	3/4 length
1	Office Furniture	56	1	UPS	APC Smart UPS 1500, rack mount
1	Office Furniture	57	1	Server	Dell Power Edge 1600SC Xeon Mid Tower, flat screen, keyboard (Not in use)
1	Office Furniture	58	1	Cabinet	Steel, 2 door
1	Office Furniture	59	1	Filing Cabinet	Steel, 4 drawer
1	Office Furniture	60	1	Filing Cabinet	Steel, 3 drawer
1	Office Furniture	61	4	Clerical Chairs	Assorted
1	Office Furniture	62	2	Pedestals	Assorted
1	Office Furniture	63	4	Chairs	Moulded plywood seat and back
1	Office Furniture	64	2	Tables	Steel frame, white melamine top
1	Office Furniture	65	3	Pidgeon Hole Units	White melamine, 25 sections
1	Office Furniture	66	1	Step Ladder	Aluminium, 2400mm
1	Office Furniture	67	36	Bays of Shelving	Steel
1	Office Furniture	68	1	Over Locker	Brother MA4-B551-065-5
1	Office Furniture	69	2	Plain Sewers	Juki DDL-5550-6, with stitch selector
1	Office Furniture	70	6	Cabinets	Assorted
1	Office Furniture	71	3	Chairs	Assorted
1	Office Furniture	72	7	Clothes Racks	Steel, assorted
1	Office Furniture	73	1	Refrigerator	Centrex, 2 door
1	Office Furniture	74	1	Cabinet	Steel, 2 door
1	Office Furniture	75	2	Pedestal Fans	Assorted
1	Office Furniture	76	1	Stock Picking Ladder	Aluminium, Bailey Laderweld

Sect No	Sub Section	Item No	Qty	Type	Description
1	Office Furniture	77	3	Chairs	Stackable
1	Office Furniture	78	1	Pallet Trolley	Hydraulic
1	Office Furniture	79	3	Store Trolleys	2 wheal
2	Stores	1	8	Clothes Racks	Steel ‘A’ frame, white
2	Stores	2	62	Modular Display Sections	Steel frame, glass tops, assorted
2	Stores	3	19	Modular Display Cubes	Glass, assorted
2	Stores	4	1	Glass Display Cabinet	Approx. 1800 x 300 x 1800mm, 2 sliding doors
2	Stores	5	1	Point-Of-Sale System	IBM Net Vista PC, Acer flat screen, keyboard, mouse, Cisco 800 Server Router, cash drawer docket printer
2	Stores	6	1	Step Ladder	Steel, 900mm
2	Stores	7	1	Vacuum Cleaner	Domestic
2	Stores	8	1	Sound System	Yamaha 4TR-740 receiver and speakers
2	Stores	9	1	Point-Of-Sale System
					Comprising of IBM Think Centre P4 PC, HP flat screen monitor, keyboard and mouse, docket printer, cash drawer
2	Stores	10	4	Clothes Racks	Chrome, bolted to floor, assorted
2	Stores	11	1	Centre Display Cabinet	Timber and glass construction, approx. 5000 x 500 x 1800mm
2	Stores	12	1	Digital Advertising Panel	Adaptive, model 213C-1
2	Stores	13	1	Stuffed Deers Head
2	Stores	14	1	Step Ladder	Aluminium, 900mm
2	Stores	15	1	Vacuum Cleaner	Volta Sprite
2	Stores	16		1 Reception Desk	Black Perspex Cladded, with 7 Drawers, 1400mm (L) x 700mm
					(W) x 750mm (H)
2	Stores	17		1 Hi-Fi	Sony, Model STR-DE400, with 2 Sony, Model SS-MF650H, Floor Standing Speakers
2	Stores	18		1 Personal Computer	with Mag, Flatscreen Monitor and Cash Drawer
2	Stores	19		1 Eftpos Machine	(Property of Third Party, Not Valued)
2	Stores	20		1 Furniture Located Around Showroom

Comprising: 4 Aluminium Foil Coated Armchairs; Cabinet, 3 Glass Shelves and Timber Frame; Aluminium Foil Coated Lamp; Dia Type Aluminium Foil Coated (Ornamental) Telephone; 3 Stainless Steel Hanging Shelves (Bolted to Floor); 28 Glass Bottles

2	Stores	21		1 Storage Unit Container	Comprising: 3 Shelving Units; Ladder; Mop & Bucket; Lighting Features; Bar Refrigerator, Hair; Hot Water Unit; Containers; Artwork

Equipment Leases

Sect No	Sub Section	Item No	Qty	Type	Description
LEASED ASSETS
3	Leased	13		Laptop	Mac Book Serial No. W8740B5UZ5W, Core 2 Duo
3	Leased	14		Plotter	Gerber Infinity 45 with digitising board, PC etc
3	Leased	15		Laptop	HP 6710B (with Bleach)
3	Leased	16		Scanner	Flat bed - Canon, Canoscan Lide 600F
3	Leased	17		Laptop	HP NX8420 (sold)
3	Leased	18		Laptop	HP DX 7400 (sold)
3	Leased	19	1	Server	IBM X3650 Xeon, rack mount 4 x 73GB SCSI drives
3	Leased	20	1	Server	IBM X3650 Xeon, rack mount 2 x 73GB SCSI drives
3	Leased	21	1	Tape Library	IBM TS3100 rack mount
3	Leased	22	1	Storage Unit	IBM DS3400, 12 x 300GB, SCSI drives, rack mount
3	Leased	23	2	Routers	Cisco wireless routers
3	Leased	24	1	Switch	3 Com 4500G
		25			All above with software mount kits, cards, cables, processors etc
3	Leased	26		Fitout	fitout for 16 Glenmore Road, Paddington
3	Leased	27		Fitout	fitout for 1021 High Street, Armidale Melbourne